Exhibit 4.29

LOAN CONVERSION AND WARRANT CANCELLATION AGREEMENT

This LOAN CONVERSION AND WARRANT CANCELLATION AGREEMENT (the “Agreement”) is made as of ___________ by and between P.V. NANO CELL LTD., a company formed under the laws of the State of Israel with executive offices at 8 Hamasger Street, Migdal Haemek, Israel ( “Company” or “PV Nano”) and ____________.

BACKGROUND

WHEREAS, at the annual meeting of the shareholders of the Company, it was decided to offer (the “Offer”) to certain of the principal holders of the outstanding Company convertible loans (hereinafter the “CLA”) to reprice the per share conversion price in such CLA to $0.07, subject to such holder’s agreement to agree to cancel and forfeit the related warrants originally issued to the holder in connection with the CLA (the “Related Warrants”), where such Offer is open through September 23, 2021, at 5:00 pm (Eastern Time USA); and

WHEREAS, the Company is hereby making the same Offer to ALL holders of Company CLA subject to the holder returning to the Company an duly executed copy of this Agreement by no later than5:00 pm (Eastern Time USA) on September 23, 2021.

NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound, hereby further covenant and agree as follows.

1. Conversion of the CLA. By its signature below, the undersigned Note holder agrees that the principal amount of all outstanding CLA held by it is $______ and the accrued interest thereon through the date set forth above is $_____, for an aggregate amount of $_____ (collectively, the “Outstanding Amount”). Effective immediately, the Outstanding Amount shall, without any further action on the part of the Note Holder, be converted into Ordinary Shares of the Company (hereinafter the “Ordinary Shares”) at per share conversion price of $0.07 (hereinafter the “Conversion”) such that the Note Holder shall be issued ________ Ordinary Shares in respect of such Conversion. In addition, the Note Holder hereby waives any and all events of default under the CLA that have occurred or that continue to exist.

The Note Holder agrees to forward to the Company a copy of the promissory note representing the CLA with the word “CANCELLED” written across the first page of such note. Alternatively, if such note is not remitted to the Company the Note Holder agrees that the Company may take all action necessary to reflect the conversion and cancellation of such warrant.

2. Cancellation of the Warrants. By its signature below, effective immediately the undersigned Note holder hereby agrees that the Related Warrant is hereby forfeited and cancelled.

The Note Holder agrees to forward to the Company a copy of the warrant instrument representing the Related Warrants with the word “CANCELLED” written across the first page of such warrant instrument. Alternatively, if such warrant instrument is not remitted to the Company the Note Holder agrees that the Company may take all action necessary to reflect the forfeiture and cancellation of such warrant instrument representing the Related Warrants.

3. Note Holder’s Representations, Warranties and Covenants. In order to induce the Company to enter into the agreements set forth herein, the Note Holder represents and warrants to the Company, and covenants with the Company, that, as of the date hereof:

 (a) (i) Such Note Holder has the requisite power and authority to enter into and perform this Agreement and to purchase the Ordinary Shares issuable upon the Conversion (hereinafter the “Securities”) in accordance with the terms hereof.

(ii) The execution and delivery of this Agreement by the Note Holder and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by the Note Holder’s organizational documents (if any) and no further consent or authorization is required by the Note Holder.

(iii) This Agreement constitutes the valid and binding obligation of the Note Holder enforceable against the Note Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(b) The Note Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act of 1933, as amended, or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Note Holder’s right to sell the Securities in compliance with applicable federal and state securities laws).

(c) The Note Holder acknowledges that the Securities have been offered to it in direct communication between itself and the Company and not through any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented in any seminar or any other general solicitation or general advertisement.

(d) The Note Holder acknowledges that the Company has given it access to all information relating to the Company’s business that it has requested. The Note Holder has reviewed all materials relating to the Company’s business, finance and operations which it has requested, including all of the Company’s periodic and other reports filed with the Securities and Exchange Commission (“SEC”) and the Note Holder has reviewed all of such materials as the Note Holder, in the Note Holder’s sole and absolute discretion shall have deemed necessary or desirable. The Note Holder has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.

(e) The Note Holder acknowledges that it has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Securities and making an informed investment decision in connection therewith; (ii) protecting its own interest; and (iii) bearing the economic risk of such investment for an indefinite period of time.

(d) If the Note Holder is a U.S. Person, The Note Holder is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, and will be an accredited investor on each date which it acquires any of the Securities.

(e ) If the Note Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Note Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Note Holder’s subscription for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Note Holder’s Purchaser’s jurisdiction.

(f) The Note has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S promulgated under the Securities Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities, provided, however, that the Note Holder may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements

(g) The Note Holder hereby agrees to indemnify the Company thereof and to hold the Company and the officers, directors and employees thereof harmless against all liability, costs or expenses (including reasonable attorneys’ fees) arising by reason of or in connection with any misrepresentation or any breach of warranties of the undersigned contained in this Agreement, or arising as a result of the sale or distribution of the Securities , by the undersigned in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable law, either federal or state. This subscription and the representations and warranties contained herein shall be binding upon the heirs, legal representatives, successors and assigns of the Note Holder.

(h) The Note Holder is aware that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities, the Company may require the transferor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Further, the Note Holder understands and acknowledges that any certificates evidencing the Securities will bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED FOR SALE UNDER ANY STATE SECURITIES LAWS (COLLECTIVELY, “SECURITIES LAWS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED FOR SALE UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, ANY SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH SECURITIES LAWS.

(i) The Note Holder understands and acknowledges that the Company has neither filed a registration statement with the SEC or any state authorities for the transactions contemplated by this Agreement, and in the absence of such a registration statement or exemption, the Note Holder may have to hold the Securities indefinitely and may be unable to liquidate any of them in case of an emergency.

(j) The Note Holder understands that it is liable for its own tax liabilities and has obtained no tax advice from the Company in connection with the purchase of the Securities.

(k) The Note Holder acknowledges that it understands that the risks and uncertainties highlighted in the Company’s filings with the SEC may adversely affect the Company’s business, operating results and financial condition, and the trading price for the Common Stock on any securities trading market or exchange and Note Holder could lose all or part of its investment.

4. Release. In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, the Note Holder (on his behalf and on behalf of each of his agents, attorneys, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of the Company, its affiliates and subsidiaries, their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, successors and assigns (hereinafter, the “Company Released Parties”), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date of this Agreement, or that arise under the CLA or the Related Warrants or that arise under any body of contract law or theory of recovery. Notwithstanding the foregoing, the rights and obligations set forth in this Agreement shall remain in full force and effect; no release hereunder shall be construed to release any rights under this Agreement.

5. Miscellaneous.

(a) Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Agreement and the transactions contemplated thereby.

(b) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature transmitted by e-mail shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and neutral shall include the masculine and feminine.

(d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) This Agreement represent the final agreement between the Note Holder and the Company with respect to the terms and conditions set forth herein, and, the terms of this Agreement and the Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. No provision of this Agreement may be amended other than by an instrument in writing signed by the Note Holder and the Company, and no provision hereof or thereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) by email or other electronic transmission when sent, (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

P.V. Nano Cell Ltd

Hamasger Street 8

Migdal Haemek, Israel

Attention Company Secretary

If to a Note Holder:

to the address set forth on the Note Holder’s signature page hereto.

(g) This Agreement may not be assigned by the Note Holder.

(h) This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) The representations and warranties of the Note Holder and the Company contained herein shall survive the closing and the Transaction Documents.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby and thereby.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and the transactions contemplated thereby and seek the advice of counsel on it and them.

(l) This Agreement shall be governed by and construed in accordance with the laws of the State of Israel applicable to contracts made and to be performed wholly within such country. Each party hereby irrevocably submits to the exclusive jurisdiction of the appropriate courts sitting in Israel for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein.

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IN WITNESS WHEREOF the Note Holder and the Company have executed this Agreement as of the date first above written.

PV NANO CELL LTD.

By:
Name:	Ran Eisenberg
Title:	CEO